Exhibit 99.1

Verisign to Present at the Citi Technology Conference

RESTON, VA – Aug. 29, 2012 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced that Jim Bidzos, executive chairman, president and chief executive officer and George E. Kilguss, III, senior vice president and chief financial officer for Verisign will speak at the Citi Technology conference in New York City on Wednesday, Sept. 5, at 1:30 p.m. (EDT). During the discussion, recent company performance and business initiatives will be highlighted. A live audio webcast of the event will be available at http://investor.verisign.com. A replay of the webcast will also be available at http://investor.verisign.com after the event for a limited period of time.

About VeriSign
VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

Contacts:
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.